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                                                            Exhibit 21


                       SUBSIDIARIES
                       ------------


Registrant:  Angelica Corporation, State of Incorporation:  Missouri


                                                             Percentage
                                                             of Voting
                                                             Securities
                                      State of               Owned by
       Name                           Incorporation          Registrant
       ----                           -------------          ----------

Angelica Realty Co.            California                       100%
Angelica Textile
  Services, Inc.               California                       100%
Angelica International Ltd.    Federal Corporation, Canada      100%
Angelica Textile
  Services, Inc.               New York                         100%
Southern Service Company       California                       100%
Industrias Textiles El Curu    Costa Rica                       100%
Angelica Holdings Limited<F*>  United Kingdom                   100%

Retail operations of the Registrant include a chain of 309 retail uniform specialty shops operating under the umbrella name of "Life Uniform and Shoe Shops." Generally, all shops operating in a specific state form one company incorporated under the laws of that state. All such corporations (38) are wholly-owned subsidiaries of the Registrant.

[FN]
<F*>Parent Company of Angelica International Limited, incorporated under the laws of the United Kingdom, all of whose voting securities were owned by Angelica Holdings Limited. Angelica International Limited was sold March 1, 1999.

All of the above subsidiaries are included in the consolidated financial statements filed herewith.